American General Finance Corporation
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100345
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		30
(To Prospectus dated October 18, 2002 and Prospectus Supplement dated March 28, 2003)
The date of this Pricing Supplement is			December 8, 2003
Trade Date:	12/08/03		Issue Date:	12/11/03

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
02639EDP6	3.00%	12/15/06	Monthly	01/15/04	No	N/A
02639EDQ4	3.875%	12/15/08	Monthly	01/15/04	No	N/A
02639EDR2	4.40%	12/15/10	Monthly	01/15/04	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor*s Option	OID Note	Other Material Terms
02639EDP6	$3,958,000	100%	0.40%	$3,942,168.00	$1.50	Yes	No	N/A
02639EDQ4	$1,053,000	100%	0.80%	$1,044,576.00	$1.50	Yes	No	N/A
02639EDR2	$2,719,000	100%	1.30%	$2,683,653.00	$1.75	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.